Exhibit 99.1

Contact:	Lorraine D. Miller, CFA
Senior Vice President – Investor Relations
478.722.6210

Security Bank Corporation Announces Results from the Special Shareholders’ Meeting and Second Quarter Earnings Release Date

MACON, Ga., June 26, 2008 (PRIME NEWSWIRE) — Security Bank Corporation (Nasdaq:SBKC) today announced that at a Special Shareholders’ Meeting, its shareholders approved two proposals relating to the recent $40 million subordinated debt issuance to affiliates of FSI Group, LLC (“FSI”) which also included the issuance of warrants and stock appreciation rights (“SARs”). With 91% of outstanding shares represented, 85% of shareholders voted to approve the first proposal increasing the number of authorized shares of capital stock to include 10 million shares of non-voting common stock. The second proposal, which authorized the Company to exchange the SARs that were previously issued to FSI for warrants for non-voting common stock was also approved by 95% of shares voted by shareholders.

Commenting on the results of the Special Shareholder’s Meeting, Rett Walker, Security Bank Corporation’s President and CEO remarked, “We appreciate the strong support of our shareholders on these proposals. We believe our relationship with FSI has shown immediate benefits as we leverage their industry expertise during these challenging industry conditions. As a result of these conditions, we think it is appropriate to re-evaluate the possible impairment of goodwill on our books; however, we are uncertain at this time as to the amount of any charge which might be recognized in the second quarter. Any impairment charge would be a non-cash charge that would not impact tangible equity or our level of regulatory capital since goodwill is already deducted from both of these financial measures and we expect to continue to remain well-capitalized from a regulatory perspective.”

Security Bank Corporation management will host a conference call to discuss results for the quarter ended June 30, 2008 at 10:00 AM Eastern Daylight Savings Time on Wednesday, July 30, 2008. This call is open to all interested parties. From locations within the United States the call-in number is 800.860.2442 (412.858.4600 from outside the United States). Please call in 10 minutes prior to the beginning of the conference call and ask for Security Bank Corporation.

About Security Bank Corporation

Based in Macon, Georgia, Security Bank Corporation is a multi-bank holding company with assets of $2.8 billion at March 31, 2008. Security Bank Corporation operates six community banks with offices located throughout middle Georgia, coastal Georgia and north metropolitan Atlanta. In addition, Security Bank Corporation operates an interim real estate and development lender and traditional mortgage originator, Fairfield Financial Services, Inc., with offices throughout Georgia.

Security Bank Corporation common stock is traded on the NASDAQ Global Select Market under the ticker symbol “SBKC.” You may obtain copies of all documents that Security Bank Corporation files with the Securities and Exchange Commission, free of charge, at the SEC’s website at www.sec.gov. In addition, copies of these documents may also be obtained from us without charge by directing a written request to Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia 31210, attention: Investor Relations.

Safe Harbor

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward looking statements. Forward-looking statements may address issues involving significant risks, uncertainties, estimates and assumptions made by management. Security Bank Corporation’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Security Bank Corporation believes that the expectations and estimates reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Please refer to Security Bank Corporation’s public filings with the Securities and Exchange Commission for a summary of important factors that could affect Security Bank Corporation’s financial results and operations and its forward-looking statements. Security Bank Corporation does not intend to and assumes no responsibility, except as required by law, for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, changes in assumptions, future events or otherwise.